UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 4, 2018, China Pharma Holdings, Inc. (the “Company”) held its annual shareholders meeting for the fiscal year ended December 31, 2017 (the “Annual Meeting”). Holders of 24,092,498 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 55.28% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Annual Meeting as of the record date.

The final voting results for the matter submitted to a vote of shareholders at the meeting are as follows. No broker non-votes were counted for the proposal.

A proposal to elect five director nominees to our Board of Directors to serve until the next annual meeting (for non-executive directors) or until the annual meeting in three years (for executive directors) and until their successors are elected and qualified:

Director’s Name	Votes For	Votes Withheld
Zhilin Li	24,039,870	52,528
Heung Mei Tsui	24,040,694	51,804
Gene Michael Bennett	23,551,943	510,555
Yingwen Zhang	23,551,723	540,775
Baowen Dong	23,551,082	541,416

Pursuant to the foregoing votes, Zhilin Li, Heung Mei Tsui, Gene Michael Bennett, Yingwen Zhang and Baowen Dong were elected to serve as directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2018

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Name: Title:	Zhilin Li President and Chief Executive Officer

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